POWER OF ATTORNEY

The undersigned officers and Trustees of AIP Alternative Strategies Fund (the “Trust”) hereby appoint Lee Schultheis and Stephen G. Bondi as attorneys-in-fact and agents, with the power, to execute, and to file any of the documents referred to below relating to the initial registration of the Trust as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and the registration of the Trust’s securities under the Securities Act of 1933, as amended (the “Securities Act”) including the Trust’s Registration Statement on Form N-8A, N-1A or Form N-14, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings and proxy materials. Each of the undersigned grants to the said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned officers and Trustees hereby execute this Power of Attorney, which may be executed in multiple counterparts, all of which together shall constitute one original, as of this 9th day of November, 2004.

Name	Title

/s/ Stephen G. Bondi Stephen G. Bondi	Interested Trustee, Treasurer & Chief Financial Officer

/s/ Robert Anderson Robert Anderson	Independent Trustee

/s/ Joyce P Montgomery-Rocklin Joyce P Montgomery-Rocklin	Independent Trustee

/s/ Tomas Mann Tomas Mann	Independent Trustee

/s/ Joseph Breslin Joseph Breslin	Independent Trustee & Chairperson

/s/ Lee Schultheis Lee Schultheis	President